Exhibit 1.01
Nova Ltd.
Conflict Minerals Report
For the Reporting Period January 1, 2023 to December 31, 2023

Introduction

This Conflict Minerals Report of Nova Ltd. (the “Company”, “our Company”, “Nova”, “we”, “us” or “our”) for the reporting period from January 1, 2023 to December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“Conflict Minerals”), and which are necessary to the functionality or production of their products. The Rule requires each of these registrants to conduct a reasonable country of origin inquiry (“RCOI”) with respect to the sourcing of the Conflict Minerals that such company uses in its products and, if it has no reason to believe that the Conflict Minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), file a description of the inquiry performed and the results of such inquiry on Form SD. If after conducting a RCOI as required by SEC rules a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the DRC or Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence with respect to the source and chain of custody of the Conflict Minerals in order to determine whether or not such Conflict Minerals directly or indirectly financed or benefited armed groups in the DRC or Covered Countries, and describe such due diligence measures in a Conflict Minerals Report that is included as an exhibit to its Form SD.

Nova is committed to responsible sourcing of minerals and has taken action to increase transparency in its supply chain and ensure responsible procurement by its suppliers and sub-suppliers. Nova has adopted a policy with respect to the sourcing of Conflict Minerals, which is available on its website at: https://www.novami.com/investors/cg/ under “Investors” —“Corporate Governance” – “Conflict Minerals”. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference into this document.

Consistent with the Rule and the SEC’s statement on April 29, 2014 relating to the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Company and Products Overview

We are a leading innovator and a key provider of metrology solutions for advanced process control used in semiconductor manufacturing. We offer several metrology solutions, mainly by using optical and x-ray technologies, delivering unique measurement solutions to measure the most advanced semiconductor technology nodes. Our metrology systems measure various film thickness and composition properties as well as critical-dimension (CD) variables during various front-end and back-end of line steps in the semiconductor wafer fabrication process, allowing semiconductor manufacturers to improve quality, productivity and yields, lower manufacturing costs and increase profitability. We supply our metrology solutions to major semiconductor manufacturers worldwide and serve customers from offices in Taiwan, the Republic of Korea, China, Japan, the United States and Europe.

The scope of this report includes all of our consolidated businesses and subsidiaries for the year 2023, including one manufacturing facility for our Optical CD product lines, which is located in Ness-Ziona, Israel, and one manufacturing facility for our x-ray product line, which is located in Fremont, California, in the United States. This report refers to the purchase of parts and sub-assemblies (“Components”) used for our manufacturing facilities in both Israel and California. During 2023, all such Components were purchased from third parties and were delivered to these facilities, where they were integrated into complete systems that constitute the tools that we sold to others. Following the acquisition of ancosys GmbH in January 2022, and its merger into Nova Measuring Instruments GmbH in June 2023, we have expanded our technology offering by adding Chemical Analytical methods with applications of Chemical metrology in various steps..

Because metals such as tin, tantalum, tungsten and gold that are included in the definition of Conflict Minerals are generally contained in our Components, we believe that our products contain Conflict Minerals that are necessary for the functionality or production of our products.

Reasonable Country of Origin Inquiry (“RCOI”)

Because we believe that Conflict Minerals were necessary to the functionality or production of products manufactured, or contracted to be manufactured, by us during 2023, we performed an RCOI to determine whether the Conflict Minerals in such products originated from the DRC or Covered Countries and whether such Conflict Minerals come from recycled or scrap sources.

The products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of Components from many manufacturers. We have an extensive and varied supply chain and do not have a direct relationship with Conflict Minerals smelters or refiners. In this regard, we do not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of our products. Accordingly, to gather information from our suppliers, we utilize a standard template for Conflict Minerals reporting designed by the Responsible Minerals Initiative (“RMI”) known as the Conflict Minerals Reporting Template (the “CMRT”). We relied on our suppliers to complete the CMRT in order to provide information on the origin of the Conflict Minerals contained in Components supplied to us – including information regarding the sources of Conflict Minerals that are supplied to our suppliers from lower tiers in the chain (i.e., sub-suppliers). In addition, with respect to the certification of smelters or refiners as conflict-free, we have relied upon the latest findings of the RMI’s Responsible Minerals Assurance Process (the “RMAP”).

The RCOI undertaken by us in 2023 consisted of sending letters and CMRTs to 39 of our largest first-tier suppliers that we concluded were providing us with Components that do, or may, contain Conflict Minerals that are necessary for the functionality or production of our products and that accounted for approximately 85% of all our applicable 2023 product material expenditures. These suppliers include our turnkey suppliers, which means that they are in direct contact with our supply chain management team, and are considered to be our strategic partners, having long-term relationships with our Company. The letters we sent to such suppliers explained the Rule and referred the suppliers to online training materials and instructions, sought their support and cooperation in our efforts in connection with Conflict Minerals, provided a copy of our Conflict Minerals policy, and asked them to complete the CMRT. Working with a third-party service provider to conduct the survey and compile the survey results, we reviewed the responses and followed up as necessary by sending periodic reminders to non-responsive suppliers and following up on responses that appeared to be inconsistent, incomplete or inaccurate.  In the end, the response rate from suppliers asked to participate was 89%.

 Based on information obtained in the RCOI, and taking into account the complexities of our supply chain, we concluded that we did not have sufficient information to determine the country of origin of the Conflict Minerals in our products and were unable to rule out the possibility that Conflict Minerals used in our products originated, or may have originated, from the DRC or Covered Countries. Therefore, in accordance with the Rule, we undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of our products during 2023. There is significant overlap between our RCOI efforts and our due diligence measures performed.

Due Diligence

Design of Due Diligence Framework

Our due diligence measures have been designed, in all material respects, to conform as far as practicable with the internationally recognized due diligence framework prescribed by the Organization for Economic Co-operation and Development (“OECD”), known as “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas” and related supplements for Conflict Minerals (the “OECD Guidance”).

Due Diligence Measures Performed

In substantial conformance with the OECD Guidance, our due diligence efforts for calendar year 2023 included the following steps:

Step 1. Establish Strong Company Management Systems

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Conflict Minerals steering committee: A cross-functional Conflict Minerals steering committee operates our Conflict Minerals program. The committee consists of representatives from the following areas: operations (purchasing and engineering); and legal and compliance. Regular meetings of our Conflict Minerals steering committee were held, and the committee periodically updated representatives of our senior management on the status of the Conflict Minerals program.

•
Conflict Minerals Policy: Our Conflict Minerals policy (the “Policy”), adopted in 2015, has been communicated both throughout our Company and to suppliers, and is publicly available on our Company’s website at: : https://www.novami.com/investors/cg/ under “Investors” —“Corporate Governance” – “Conflict Minerals”.

•
Supplier engagement: We sent letters and CMRTs to a substantial portion of our first-tier suppliers identified during an applicability assessment phase as providing Components that do, or may, contain Conflict Minerals that are necessary for the functionality or production of our products. The aforementioned letters advised the suppliers of our commitment to responsible sourcing of minerals and indicated that their cooperation in the due diligence efforts is expected, including by completion of the CMRT.

In addition, we made training materials available to those first-tier suppliers that included an overview of the Rule and instructions on how to complete the CMRT survey.

For each purchase order issued by our computerized purchase order system for purchasing Components, suppliers are required to accept our terms and conditions, which include, among others, that (i) upon request, a supplier shall provide us with information regarding its products that contain Conflict Minerals, and (ii) in certain cases, we reserve the right to immediately terminate the purchase order and cease all procurement activity with the supplier.

Step 2. Identify and Assess Risks in the Supply Chain

We identified and assessed risk in our supply chain as follows: First, we identified our major first-tier (i.e., direct) suppliers that provide Components that potentially incorporate Conflict Minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, in 2023 (and which accounted for a substantial portion of all applicable expenditures on Components by our Company in 2023). We then requested information from relevant suppliers regarding the source and chain of custody of Conflict Minerals in their supply chain. To facilitate the collection of complete, accurate, standardized and verifiable information, we relied primarily on the CMRT, which seeks information regarding country of origin of Conflict Minerals, mine location and smelters or refiners used.

We reviewed suppliers’ responses in order to track information regarding smelters or refiners of Conflict Minerals in our supply chain that have not received a conflict-free designation based on the RMAP.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We initiated a supply chain survey with selected suppliers using the CMRT in order to identify those smelters or refiners that supplied Conflict Minerals used in our products. We monitored and tracked our performance in this area by reviewing supplier responses. Each CMRT completed by a supplier was entered into a database maintained by a third-party service provider and reviewed.  For suppliers that provided unclear or incomplete responses, an escalation process was used in order to obtain complete and accurate required information, sometimes requiring multiple telephone and/or email contacts to further the data collection process. Our Conflict Minerals steering committee held regular meetings to review progress and assess the risks identified.

In addition, smelters or refiners that were identified in the suppliers’ responses were compared against the list of facilities that have received a conflict-free designation from the RMAP (“conflict-free” meaning generally that they did not directly or indirectly finance or benefit armed groups in the Covered Countries), and country of origin information for the smelters or refiners identified by the supply chain responses were reviewed using RMAP data.  In accordance with our risk management plan, we contacted suppliers that have been identified as having non-certified smelters or refiners within the smelters or refiners list that they have provided to us.

Finally, representatives of our senior management were briefed about our due diligence efforts and findings on a regular basis.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We are several steps away in the supply chain from smelters or refiners that process the Conflict Minerals used in our products, do not have any direct relationships with such smelters or refiners and did not obtain from a third party or perform ourselves a direct audit of smelters or refiners within our supply chain. Instead, we relied on conflict-free designations based on the activities of other organizations such as the RMI (through the RMAP).

Step 5.  Report Annually on Supply Chain Due Diligence

We report annually on our supply chain due diligence, as required by the Rule, and have posted our Form SD and Conflict Minerals Report on our website at: : https://www.novami.com/investors/cg/ under “Investors” —“Corporate Governance” – “Conflict Minerals”.

Results of Assessment

On account of incomplete information, we are unable at this time to determine and describe with complete certainty in this report a complete list of either the facilities used to process the Conflict Minerals used in our products or the countries of origin of those Conflict Minerals. We have, nevertheless, described below the results of our assessment on the source of the Conflict Minerals, to the extent that we received information from our relevant suppliers through our due diligence efforts.

As indicated above, the products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of Components from many suppliers. Because there are generally multiple tiers between the mines that extract Conflict Minerals and our suppliers, we relied on our suppliers to provide information on the origin of the Conflict Minerals contained in Components supplied to us.

In all, we surveyed 39 suppliers to whom we paid approximately 85% of the applicable expenditures by our Company on Component costs for our products in 2023. 89% of the suppliers whom we surveyed provided a complete response.

As part of our due diligence efforts and based on the information received from our suppliers, we identified 349 smelters or refiners of Conflict Minerals used generally in their supply chains, of which 64% have been certified as conflict free by the RMI’s RMAP, and of which 1.15% are currently engaged in the RMI audit process. A list of these identified smelters or refiners is provided in Appendix A hereto.

Some suppliers were unable to provide a complete list of smelters or refiners. In addition, despite receiving information regarding smelters or refiners used generally by some suppliers in their supply chains, these suppliers were unable to report which smelters or refiners were part of the supply chain applicable to the specific Components that were sold to us. Furthermore, for the significant majority of smelters reported by these suppliers, there is inadequate information available to assess the source of the conflict minerals that they process. As a result, we are unable to identify with complete accuracy the country of origin of the Conflict Minerals used in our products in 2023 and we concluded in good faith that we lack sufficient information to trace the chain of custody of any Conflict Minerals contained in our products in 2023 up through the supply chain to a specific smelter or, in turn, to a country or mine of origin. We have, however, become aware that certain smelters or refiners from Covered Countries that have been identified as part of the supply chain of our suppliers have not been certified as conflict free under the RMI’s RMAP. We have therefore activated our risk management procedures in respect of those smelters or refiners, and have approached the supplier that provided us the relevant Conflict Minerals sourced from those smelters or refiners and have asked for corrective action to be taken.

We furthermore note that information is not gathered from our suppliers on a continuous, real-time basis. We can therefore only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals used in our products, since the information comes from direct suppliers, not the underlying smelters or refiners, and is based on independent third-party audit programs, not our own auditing.

Continuous Efforts to Mitigate Risk

We intend to maintain our approach for responsible sourcing of the minerals used in our products and to continue to comply with any applicable regulations related to the sourcing of, and disclosure concerning, the Conflict Minerals that may be contained in our products.

Forward Looking Statements

Forward-looking statements in this Conflict Minerals Report are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Conflict Minerals Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” variations of these words, and similar expressions, are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by suppliers or others. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this Conflict Minerals Report, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Appendix A

List of Identified Smelters or Refiners

Smelter Metal	Smelter Look-up (known smelters by RMI)	Smelter Country
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN

Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	MKS PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Industrial Refining Company	BELGIUM
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Dongwu Gold Group	CHINA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	Value Trading	BELGIUM
Gold	WEEEREFINING	FRANCE
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	MD Overseas	INDIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Sancus ZFS (L	COLOMBIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	K.A. Rasmussen	NORWAY
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN

Gold	C.I Metales Procesados Industriales SAS	COLOMBIA
Gold	Sovereign Metals	INDIA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	Gold Coast Refinery	GHANA
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	JALAN & Company	INDIA
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Bauer Walser AG	GERMANY
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	KP Sanghvi International Airport	INDIA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd.	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	RFH Metals & Chemicals Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	CHINA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	Duoluoshan	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	H.C. Starck GmbH	GERMANY
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Minsur	PERU
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL

Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Super Ligas	BRAZIL
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	DS Myanmar	MYANMAR
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	Dragon Silver Holdings Limited	CHINA
Tin	CRM Synergies	SPAIN
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	TRATHO Metal Quimica	BRAZIL
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	Soft Metais Ltda.	BRAZIL
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Feinhutte Halsbrucke GmbH	GERMANY
Tin	CV United Smelting	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	Cooperativa Metalurgica de Rond	BRAZIL
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	yunnan xi ye gufen youxian gongsi	CHINA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	OOO	RUSSIAN FEDERATION
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Kenee Mining Corporation Vietnam	VIETNAM